UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

OCTOBER 5, 2012

Date of Report (date of Earliest Event Reported)

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement; Registration Rights Agreement

On October 5, 2012, Fibrocell Science, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers an aggregate of 450,000,000 shares of Company common stock (“Common Stock”) at a purchase price of $0.10 per share for a total offering amount of $45.0 million (the “Offering”).

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), which requires the Company to register the resale of the shares of Common Stock issued pursuant to the Purchase Agreement, excluding shares of Common Stock issued to certain significant stockholders in the Offering (the “Excluded Shares”). Under the Registration Rights Agreement, the Company is required to file the registration statement (excluding the Excluded Shares) and the registration statement must be declared effective within 120 days (or 90 days to the extent the registration statement will not be reviewed by the Securities and Exchange Commission), or the Company will be required to pay liquidated damages as set forth in the Registration Rights Agreement. With respect to the Excluded Shares held by such significant stockholders, the Company has agreed to provide such stockholders with a demand registration right covering the Excluded Shares.

MTS Securities, LLC acted as strategic advisor to the Company in connection with the Offering.

Barclays and MTS Securities, LLC acted as lead placement agents and John Carris Investments, LLC acted as co-placement agent for the Offering. In connection with the Offering, the placement agents received aggregate compensation of $2.7 million.

The terms of the Offering are set forth in the Purchase Agreement included hereto as Exhibit 10.1 and the terms of the Registration Rights Agreement are set forth in the Registration Rights Agreement included hereto as Exhibit 10.2, which documents are incorporated herein by reference. The foregoing descriptions are summaries of the agreements attached to this filing, are not complete and are subject to and qualified in their entirety by reference to the attached Exhibit 10.1 and Exhibit 10.2.

Intrexon Corporation Exclusive Channel Collaboration Agreement and Related Agreements

On October 5, 2012, the Company entered into an Exclusive Channel Collaboration Agreement (the “Channel Agreement”) with Intrexon Corporation (“Intrexon”) that governs a “channel collaboration” arrangement governing a strategic collaboration for the development and commercialization of genetically modified and non-genetically modified autologous fibroblasts and autologous dermal cells in the United States (the “Fibroblast Program”). The Channel Agreement establishes committees comprised of Company and Intrexon representatives that will govern activities related to the Fibroblast Program in the areas of project establishment, chemistry, manufacturing and controls, clinical and regulatory matters, commercialization efforts and intellectual property.

The Channel Agreement grants the Company an exclusive license to use proprietary technologies and other intellectual property of Intrexon to research, develop, use, import, export, make, have made, sell, and offer for sale certain products in the Field in the United States (the “Territory”). The “Field” includes: (a) the enhanced production and purification of non-genetically modified autologous fibroblasts for all aesthetic and therapeutic indications; (b) the enhanced production and purification of non-genetically modified autologous dermal cells for aesthetic and therapeutic treatment of dermal, vocal cord, and periodontal indications; (c) the development of genetically modified autologous fibroblasts for all aesthetic and therapeutic indications; and (d) the development of genetically modified autologous dermal cells for aesthetic and therapeutic treatment of dermal, vocal cord, and periodontal indications.

2

Pursuant to the Channel Agreement, the Company will engage Intrexon for support services for the development of new products covered under the Channel Agreement and will reimburse Intrexon for its fully-loaded cost for time and materials for transgenes, cell processing, or other work performed by Intrexon for such research and manufacturing. The Company will pay quarterly cash royalties on improved products equal to one-third of cost of goods sold savings less any such savings developed by the Company outside of the Channel Agreement. On all other developed products, the Company will pay Intrexon quarterly cash royalties of 7% on aggregate annualized net sales up to $100 million, and 14% on aggregate annualized net sales greater than $100 million. Sales from the Company’s currently marketed products (including new indications) will not be subject to royalty payments unless they are improved upon through the Channel Agreement.

During the term of the Channel Agreement, the Company agreed that it would not collaborate with third parties in the Field and Territory in competition with the activities being conducted by the parties, and would not utilize Intrexon technology outside of the Fibroblast Program. Intrexon agreed that it would not enter into any other channel collaboration agreement in the Field and Territory. During the term of the Channel Agreement, the Company agreed to use diligent efforts to develop and commercialize improved products and novel products within the Field.

The Channel Agreement may be terminated by either party for material breach by the other party if such breach remains uncured for 60 days. The Channel Agreement may be terminated by Intrexon if the Company fails to exercise diligent efforts in developing products through the collaboration, or if Intrexon must consolidate the financial statements of the Company and the Company fails to provide certain disclosure materials to Intrexon. The Company may terminate the Channel Agreement with 90 days written notice to Intrexon. Upon such termination, (a) the products covered by the Channel Agreement in active and ongoing Phase II or III clinical trials or later stage development through the Channel Agreement shall be entitled to be continued by the Company with a continuation of the related royalties for such products, and (b) all rights to products covered by the Channel Agreement still in an earlier stage of development shall revert to Intrexon.

On October 5, 2012, the Company entered into a Stock Issuance Agreement with Intrexon pursuant to which the Company agreed to issue to Intrexon, who is an affiliate of certain Purchasers in the Offering that are the significant stockholders of the Company described above, a number of shares of Company common stock valued at approximately $3.3 million based on a per share value of $0.10 per share (the “Technology Access Shares”), which issuance will be deemed paid in partial consideration for the execution and delivery of the Channel Agreement. In connection with the issuance of the Technology Access Shares, Intrexon became a party to the Registration Rights Agreement, which provides Intrexon with a demand registration right with respect to the resale of the Technology Access Shares. The terms of the Stock Issuance Agreement are set forth in the Stock Issuance Agreement included hereto as Exhibit 10.3, which document is incorporated herein by reference. The foregoing description is a summary of the Stock Issuance Agreement attached to this filing, is not complete and is subject to and qualified in its entirety by reference to the attached Exhibit 10.3.

Conversion and Repayment of Outstanding Convertible Notes

On October 5, 2012, the Company entered into an Amendment and Conversion Agreement (the “Debt Agreement”) with the holders of its 12.5% Convertible Notes in the aggregate original principal amount of approximately $3.5 million (the “Notes”). Pursuant to the Debt Agreement, the Company and the Notes holders agreed that the Company would repay approximately $1.7 million of the Notes in cash (representing approximately $1.5 million in principal and $0.2 million in unpaid interest), and the remaining Notes (representing approximately $2.1 million in principal and $0.3 million in unpaid interest) would be converted into shares of Common Stock at a conversion price of $0.10 per share. The total number of shares of Common Stock to be issued upon the conversion of the Notes will be 21,549,212 shares.

Pursuant to the Debt Agreement, the Company and the Note holders agreed to modify the warrants to purchase an aggregate of 14,069,696 shares of Common Stock previously issued in connection with the issuance of the Notes (the “Debt Warrants”): (a) to change the exercise price of the Debt Warrants from $0.30 to $0.10 per share; (b) to increase the number of shares of Common Stock underlying the Debt Warrants by two times the current number of shares rather than three times the current number; (c) to extend the expiration date of the Debt Warrants by one year to June 1, 2018; and (d) to delete the full-ratchet anti-dilution adjustment provisions contained in the Debt Warrants.

Pursuant to the Debt Agreement, the Company and the Note holders agreed, among other items, to modify the warrants to purchase an aggregate of 7,770,902 shares of Common Stock previously issued to the Note holders (and their affiliates) in prior financings (the “Prior Warrants”): (a) to extend the expiration date of the Prior Warrants by one year; and (b) to delete the full-ratchet anti-dilution adjustment provisions contained in the Prior Warrants (including with respect to the Offering discussed above).

The Debt Agreement is included hereto as Exhibit 10.4 and the modified Debt Warrants are included hereto as Exhibit 10.5, which documents are incorporated herein by reference. The foregoing descriptions are summaries of the agreements attached to this filing, are not complete and are subject to and qualified in their entirety by reference to the attached Exhibit 10.4 and Exhibit 10.5.

Modification of Outstanding Warrants

Effective upon the completion of the Offering, the Company entered into warrant modification agreements with the holders of warrants to purchase 105,232,855 shares of Common Stock at exercise prices of between $0.25 per share and $0.30 per share pursuant to which the parties agreed, among other items: (a) to extend the expiration date of the warrants by one year; and (b) to delete the full-ratchet anti-dilution adjustment provisions contained in the warrants (including with respect to the Offering discussed above). As such, the exercise price and number of shares underlying the foregoing warrants were not modified due to the completion of the Offering.

Conversion of Outstanding Preferred Stock to Common Stock

On October 5, 2012, upon the approval of the requisite number of holders of the Company’s Series D 6% Cumulative Perpetual Convertible Preferred Stock (the “Series D Preferred Stock”) and Series E 8% Cumulative Convertible Preferred Stock (the “Series E Preferred Stock,” and with the Series D Preferred Stock, the “Preferred Stock”), the Company filed amendments, effective on such date, to each of the Certificates of Designation for the Preferred Stock providing that if the Company completed an equity financing pursuant to which the Company received gross proceeds of no less than $35.0 million (a “Qualified Financing”), then immediately prior to the closing of such Qualified Financing each outstanding share of Preferred Stock shall be automatically converted into that number of shares of Common Stock determined by dividing the stated value of such share of Preferred Stock by $0.25. The Offering discussed above was a Qualified Financing, and as such, the Preferred Stock was automatically converted into 47,928,000 shares of Common Stock upon completion of the Offering. As of the closing of the Offering, the Company has no shares of preferred stock outstanding.

Important Notice regarding Purchase Agreement and Debt Agreement

The Purchase Agreement and Debt Agreement have been included as exhibits to this Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement and Debt Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement and Debt Agreement; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and Debt Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement and Debt Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Common Stock issued in the Offering and the Technology Access Shares were sold/issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder (“Regulation D”). Each purchaser in the Offering and Intrexon represented that it was an “accredited investor” as defined in Regulation D. The Common Stock issued upon conversion of the Notes and Preferred Stock was issued pursuant to Section 3(a)(9) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon the closing of the Offering, the Company’s board of directors approved the appointment of Messrs. Marcus Smith, 58, and Julian Kirk, 38, to the Company’s board of directors, which was a condition of the Offering. Mr. Smith is Senior Managing Director and General Counsel of Third Security, LLC, and Mr. Kirk is a Managing Director of Third Security, LLC. The Company has not established any board committees at this time. As a result of the Offering, a Third Security, LLC affiliated fund will own over 20% of the outstanding shares of common stock of the Company.

Effective upon the closing of the Offering, Drs. Robert Langer and George Korkos resigned from the Company’s board of directors. The resignations were not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is the press release issued in connection with the Offering. The information in Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

3.1	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

3.2	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock

10.1	Securities Purchase Agreement dated October 5, 2012 between the Company and the Purchasers

10.2	Registration Rights Agreement dated October 5, 2012 between the Company and the Purchasers

10.3	Stock Issuance Agreement dated October 5, 2012 between the Company and Intrexon Corporation

10.4	Amendment and Conversion Agreement dated October 5, 2012 between the Company and the Holders of the Company’s Notes

10.5	Form of Amended Debt Warrants issued pursuant to Amendment and Conversion Agreement dated October 5, 2012

99.1	Press release dated October 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: October 9, 2012	By:	/s/ Declan Daly
Declan Daly,
Chief Financial Officer